Intellicheck Announces Record Second Quarter 2025 Financial Results

Achieves Adjusted EBITDA Positive Results

MELVILLE, NY - August 12, 2025 - Intellicheck, Inc. (Nasdaq: IDN), an industry-leading identity company delivering on-demand digital and physical identity validation solutions, today announced its financial results for the second quarter ended June 30, 2025. Total revenue for the second quarter ended June 30, 2025 grew 10% to a record $5,123,000 compared to $4,672,000 in the same period of 2024. SaaS revenue increased 10% and totaled $5,080,000 compared to $4,627,000 in the same period of 2024.

“Intellicheck has achieved another record quarter successfully expanding our presence in new and existing market verticals. We are particularly excited by the signing of multiple multiyear agreements with our most prominent financial services clients. This success underscores the value of our industry-leading identity verification technology, which is accelerating customer onboarding and importantly stopping fraud with a 99.975% decisioning success rate when using our technology.
We believe no competitor has such accuracy. Looking ahead, we will continue to drive growth with a keen focus on our sales and marketing efforts,” said Intellicheck CEO Bryan Lewis.

Gross profit as a percentage of revenues remained strong at 90%, in line with expectations, for the three months ended June 30, 2025 compared to 91% in the same period in 2024.

Operating expenses for the three months ended June 30, 2025, which consist of selling, general and administrative expenses and research and development expenses, increased 10% to $4,898,000 for the second quarter of 2025 compared to $4,443,000 for the same period of 2024. Included within operating expenses for the second quarters of 2025 and 2024 were $202,000 and $72,000, respectively, of non-cash stock-based compensation expense.

Net loss for the three months ended June 30, 2025 was ($251,000) or ($0.01) per diluted share compared to a net loss of ($127,000) or ($0.01) per diluted share for the same period in 2024.

Adjusted EBITDA (earnings before interest and other income, provision for income taxes, sales tax accruals, depreciation, amortization, stock-based compensation expense and certain non-recurring charges) improved by $145,000 to $75,000 for the second quarter of 2025 as compared to a loss of ($70,000) for the same period of 2024. A reconciliation of net loss to adjusted EBITDA is provided in this release.

As of June 30, 2025, the Company had cash and cash equivalents that totaled $8.6 million and stockholders’ equity totaled $18.0 million.

Conference Call Information
The Company will hold an earnings conference call today, August 12, 2025 at 4:30 p.m. ET/1:30 p.m. PT to discuss operating results. To listen to the earnings conference call, please dial 877-407-8037. For callers outside the U.S., please dial 201-689-8037.

A replay of the conference call will be available shortly after completion of the live event. To listen to the replay, please dial 877-660-6853 and use conference identification number 13754628. For callers outside the U.S., please dial 201-612-7415 and use conference identification number 13754628. The replay will be available beginning approximately three hours after the completion of the live event and will remain available until August 19, 2025.

INTELLICHECK, INC.

UNAUDITED CONDENSED BALANCE SHEETS
JUNE 30, 2025 AND DECEMBER 31, 2024
(in thousands, except share and per share amounts)

	June 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,573	$4,666
Accounts receivable, net of allowance for credit losses of $100 at June 30, 2025 and December 31, 2024	2,676	4,675
Other current assets	894	571
Total current assets	12,143	9,912

PROPERTY AND EQUIPMENT, NET	463	536
GOODWILL	8,102	8,102
INTANGIBLE ASSETS, NET	2,357	2,374
OTHER ASSETS	1	9
Total assets	$23,066	$20,933

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$495	$443
Accrued expenses	1,528	1,742
Deferred revenue	3,038	1,001
Total current liabilities	5,061	3,186

Total liabilities	5,061	3,186

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock - $0.01 par value; 30,000 shares authorized; Series A convertible preferred stock, zero shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	—	—
Common stock - $0.001 par value; 40,000,000 shares authorized; 20,025,843 and 19,782,311 shares issued and outstanding at June 30, 2025 and December 31, 2024	20	19
Additional paid-in capital	153,037	152,211
Accumulated deficit	(135,052)	(134,483)
Total stockholders’ equity	18,005	17,747

Total liabilities and stockholders’ equity	$23,066	$20,933

INTELLICHECK, INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024
(in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024

REVENUES	$5,123	$4,672	$10,017	$9,352
COST OF REVENUES	(523)	(444)	(1,025)	(879)
Gross profit	4,600	4,228	8,992	8,473

OPERATING EXPENSES
Selling, general and administrative	3,535	3,608	6,988	7,544
Research and development	1,363	835	2,650	1,653
Total operating expenses	4,898	4,443	9,638	9,197

Loss from operations	(298)	(215)	(646)	(724)

OTHER INCOME AND EXPENSE
Other income, net	47	88	77	157
Total other income, net	47	88	77	157

Net loss before provision for income taxes	(251)	(127)	(569)	(567)
Provision for income taxes	—	—	—	2

Net loss	$(251)	$(127)	$(569)	$(569)

PER SHARE INFORMATION
Loss per common share -
Basic/Diluted	$(0.01)	$(0.01)	$(0.03)	$(0.03)

Weighted average common shares used in computing per share amounts -
Basic/Diluted	19,795,189	19,460,351	19,357,364	19,380,605

INTELLICHECK, INC.

UNAUDITED CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024
(in thousands, except share amounts)

	Three months ended June 30, 2025
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount

BALANCE, March 31, 2025	19,816,043	$19	$152,390	$(134,801)	$17,608

Stock-based compensation	–	–	202	–	202
Stock option exercises, net of cashless exercises	181,256	1	445	–	446
Issuance of shares for vested restricted stock grants	28,544	–	–	–	–
Net loss	–	–	–	(251)	(251)
BALANCE, June 30, 2025	20,025,843	$20	$153,037	$(135,052)	$18,005

	Three months ended June 30, 2024
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount

BALANCE, March 31, 2024	19,404,561	$19	$151,166	$(134,007)	$17,178

Stock-based compensation	–	–	256	–	256
Stock option exercises, net of cashless exercises	4,875	–	–	–	–
Issuance of shares for vested restricted stock grants	83,266	–	–	—	—
Net loss	–	–	–	(127)	(127)
BALANCE, June 30, 2024	19,492,702	$19	$151,422	$(134,134)	$17,307

INTELLICHECK, INC.

UNAUDITED CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024
(in thousands, except share amounts)

	Six months ended June 30, 2025
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount

BALANCE, December 31, 2024	19,782,311	$19	$152,211	$(134,483)	$17,747

Stock-based compensation	–	–	381	–	381
Stock option exercises, net of cashless exercises	181,256	1	445	–	446
Issuance of shares for vested restricted stock grants	62,276	–	–	–	–
Net loss	–	–	–	(569)	(569)
BALANCE, June 30, 2025	20,025,843	$20	$153,037	$(135,052)	$18,005

	Six months ended June 30, 2024
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount

BALANCE, December 31, 2023	19,354,335	$19	$150,822	$(133,565)	$17,276

Stock-based compensation	–	–	600	–	600
Stock option exercises, net of cashless exercises	4,875	–	–	–	–
Issuance of shares for vested restricted stock grants	133,492	–	–	–	–
Net loss	–	–	–	(569)	(569)
BALANCE, June 30, 2024	19,492,702	$19	$151,422	$(134,134)	$17,307

INTELLICHECK, INC.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2025 AND 2024

	Six months ended June 30,
	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(569)	$(569)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	325	145
Stock-based compensation	379	405
Credit loss expense	47	18
Changes in assets and liabilities:
Decrease in accounts receivable	1,920	1,371
(Increase) Decrease in other current assets and other assets	(94)	47
(Decrease) in accounts payable and accrued expenses	(161)	(1,318)
Increase (Decrease) in deferred revenue	2,037	(411)
Net cash provided by (used in) operating activities	3,884	(312)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(22)	(19)
Proceeds from maturity of short-term investments	—	5,000
Software development costs	(210)	(1,389)
Net cash (used in) provided by investing activities	(232)	3,592

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of stock options	445	—
Repayment of insurance financing arrangements	(190)	—
Net cash provided by financing activities	255	—

Net increase in cash	3,907	3,280

CASH, beginning of period	4,666	3,980

CASH, end of period	$8,573	$7,260

Supplemental disclosures of cash flow information:
Cash paid for interest	$(4)	$—
Cash paid for income taxes	$—	$—

Adjusted EBITDA

We use Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adjusting net loss for certain reductions such as interest and other income and certain addbacks such as income taxes, depreciation, amortization, and stock-based compensation expense. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing our financial results with other companies that also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation, and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate our operations and can compare the results on a more consistent basis to the results of other companies. In addition, Adjusted EBITDA is one of the primary measures management uses to monitor and evaluate financial and operating results.

We consider Adjusted EBITDA to be an important indicator of our operational strength and performance of our business and a useful measure of our historical operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest and other income and stock-based compensation expense, all of which impact our profitability, as well as depreciation and amortization related to the use of long-term assets which benefit multiple periods. We believe that these limitations are compensated by providing Adjusted EBITDA only with GAAP net loss and clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net loss presented in accordance with GAAP. Adjusted EBITDA as defined by us may not be comparable with similarly named measures provided by other entities.

The reconciliation of GAAP net loss to Non-GAAP Adjusted EBITDA is as follows:

	Three Months Ended June 30		Six Months Ended June 30
	2025	2024	2025	2024

Net loss	$(251)	$(127)	$(569)	$(569)
Reconciling items:
Provision for income taxes	—	—	—	2
Other income, net	(47)	(88)	(77)	(157)
Depreciation and amortization	171	73	325	145
Stock-based compensation, including liability classified awards	202	72	379	405

Adjusted EBITDA	$75	$(70)	$58	$(174)

Adjusted Gross Profit
We use Adjusted Gross Profit as a non-GAAP financial performance measurement. Adjusted Gross Profit is calculated by adjusting gross profit for the reduction of amortization expense. Adjusted Gross Profit is provided to investors to supplement the results of operations reported in accordance with GAAP. We believe Adjusted Gross Profit is important because it focuses on the current operating performance, as amortization expense does not accurately reflect the current costs required to maintain the operational usage of our service. Rather, amortization expense reflects the allocation of historical software development costs over their estimated useful lives.
As an indicator of our operating performance, Adjusted Gross Profit should not be considered an alternative to, or more meaningful than, gross profit as determined in accordance with GAAP. Our Adjusted Gross Profit may not be comparable to a similarly titled measure of another company because other entities may not calculate Adjusted Gross Profit in the same manner.
The reconciliation of GAAP gross profit to Non-GAAP Adjusted Gross Profit is as follows:

	Three Months Ended June 30		Six Months Ended June 30
	2025	2024	2025	2024

Revenue	$5,123	$4,672	$10,017	$9,352
Cost of revenue, exclusive of amortization	$401	$421	$800	$832
Amortization allocable to cost of revenues	122	23	225	47
Gross Profit	4,600	4,228	8,992	8,473
Add:
Amortization allocable to cost of revenues	122	23	225	47
Adjusted Gross Profit	4,722	4,251	9,217	8,520

Gross profit as a percentage of revenues	89.8%	90.5%	89.8%	90.6%
Adjusted Gross Profit as a percentage of revenues	92.2%	91.0%	92.0%	91.1%

Contact
Investor Relations: Gar Jackson (949) 873-2789 / gjackson@intellicheck.com
Media and Public Relations: Sharon Schultz (302) 539-3747 / sschultz@intellicheck.com

About Intellicheck
Intellicheck, the industry leader in identity verification management, prevents the use of unauthorized IDs to stop identity-based fraud. Intellicheck is the only SaaS-based validation and proofing service that uses a unique and proprietary analysis of DMV-issued IDs to create trusted, real-time customer identity verification experiences across a wide variety of sectors, both in-person and digitally. Each year, we validate around 100 million identities across North America, providing a seamless, invisible ID verification with 99.75% decisioning in under a second. For more information on Intellicheck, visit us on the web and follow us on LinkedIn, X, Facebook, and YouTube.

Safe Harbor Statement
Statements in this news release about Intellicheck’s future expectations, including: the advantages of our products, future demand for Intellicheck’s existing and future products, whether revenue and other financial metrics will improve in future periods, whether Intellicheck will be able to execute its turn-around plan or whether successful execution of the plan will result in increased revenues, whether sales of our products will continue at historic levels or increase, whether brand value and market awareness will grow, whether the Company can leverage existing partnerships or enter into new ones, whether there will be any impact on sales and revenues due to an epidemic, pandemic or other public health issue and all other statements in this release, other than historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this release and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “sense”, “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would” are forward-looking statements within the meaning of the PSLRA. This statement is included for the express purpose of availing Intellicheck, Inc. of the protections of the safe harbor provisions of the PSLRA. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as: market acceptance of our products and the presently anticipated growth in the commercial adoption of our products and services; our ability to successfully transition pilot programs into formal commercial scale programs; continued adoption of our SaaS product offerings; changing levels of demand for our current and future products; our ability to reduce or maintain expenses while increasing sales; our ability to successfully expand the sales of our products and services into new areas including health care and auto dealerships; customer results achieved using our products in both the short and long term; success of future research and development activities; the impact of inflation on our business and customer’s businesses and any effect this has on economic activity with our customer’s businesses; our ability to successfully market and sell our products, any delays or difficulties in our supply chain coupled with the typically long sales and implementation cycle for our products; our ability to enforce our intellectual property rights; changes in laws and regulations applicable to the our products; our continued ability to access government-provided data; the risks inherent in doing business with the government including audits and contract cancellations; liability resulting from any security breaches or product failure, together with other risks detailed from time to time in our reports filed with the SEC. We do not assume any obligation to update the forward-looking information.